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Investors:

Progenics Pharmaceuticals, Inc.
Richard W. Krawiec, Ph.D.
Vice President, Corporate Affairs
(914) 789-2814
krawiecr@progenics.com

Dory A. Kurowski
Associate Director, Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media: WeissComm Partners Aline Schimmel (312) 646-6295

PROGENICS ANNOUNCES PROMOTION OF MARK R. BAKER TO PRESIDENT AND APPOINTS HIM TO BOARD OF DIRECTORS

Tarrytown, NY, September 16, 2009 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced the promotion of Mark R. Baker to the newly created position of President. Mr. Baker was also appointed to the Board of Directors. He will continue to report to Paul J. Maddon, M.D., Ph.D., Progenics’ Founder, Chief Executive Officer and Chief Science Officer. In his new role, Mr. Baker will be responsible for overseeing the Company’s commercial development, strategic planning, business development, investor relations, corporate communications, finance and accounting, operations and legal affairs. With Mr. Baker’s appointment, Progenics’ newly expanded board now has nine members. Prior to his promotion, Mr. Baker was Executive Vice President – Corporate. He joined the company in 2005 as Senior Vice President and General Counsel.

“Over the last four years, Mark has been the architect of our business development efforts, having negotiated our agreements with Wyeth and Ono Pharmaceuticals,” said Dr. Maddon.  “He has also been a key player in building and maintaining these relationships. His appointment as President and Director not only recognizes the significant contributions he has made to Progenics, but calls upon him to provide direction and leadership in developing the Company’s business and commercial capabilities.”

Mr. Baker came to Progenics with over 25 years of legal experience, including 21 years with the Dewey Ballantine law firm where he represented Progenics in its 1997 initial public offering, along with many other clients in the biotechnology field, including biotech companies, investment banks, consultants and venture capital firms. Mr. Baker’s practice at Dewey Ballantine included work in capital raising, mergers and acquisitions, joint ventures, technology and product licensing, and general business counseling.  During his tenure at Dewey Ballantine, he served as Partner, Chairman of the Capital Markets Group as well as the Chairman of the Legal Personnel Committee.  In 1997, Mr. Baker joined Contigroup Companies, Inc. as Executive Vice President, Chief Legal Officer and Secretary, serving on an executive committee responsible for Contigroup’s strategic direction.  Prior to joining Progenics, he was the Chief Business Officer, Treasurer, Secretary and a Director of New York Water Taxi.  He earned his J.D. at Columbia University School of Law and holds an A.B. degree in History and Biochemistry from Columbia College.

“It is a proud moment for me in my long involvement with Progenics to take on these leadership roles,” said Mark Baker, Progenics’ new President. “I hope that my business skills in negotiating and completing transactions, guiding corporate collaborations and managing organizations will help the people of Progenics achieve our goal of enhancing value for all of our shareholders.”

(PGNX-G)

About the Company

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, virology—including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections—and oncology. Progenics, in collaboration with Wyeth Pharmaceuticals, is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced side effects. RELISTOR is currently approved in over 30 countries, including the U.S., Canada and Australia, as well as Latin American and all European Union member countries. Marketing applications are pending for RELISTOR in other countries. In the U.S., RELISTOR (methylnaltrexone bromide) subcutaneous injection is indicated for the treatment of opioid-induced constipation in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. In the area of virology, Progenics is conducting phase 2 clinical trials of its HIV entry inhibitor PRO 140, a humanized monoclonal antibody targeting the entry co-receptor CCR5. In the area of oncology, the Company is conducting a phase 1 clinical trial of a human monoclonal antibody-drug conjugate (ADC)—a selectively targeted chemotherapeutic antibody directed against prostate-specific membrane antigen (PSMA)—for the treatment of prostate cancer. PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also conducting a phase 1 clinical trial with a vaccine designed to treat prostate cancer by stimulating an immune response to PSMA.

DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words “anticipates,” “plans,” “expects” and similar expressions, we are identifying forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends, such as those relating to the pending acquisition of our RELISTOR collaborator, Wyeth Pharmaceuticals, by Pfizer Inc.; potential product liability; intellectual property, litigation, environmental and other risks; the risk that licenses to intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest- and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

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Editors Note:

For more information about Progenics Pharmaceuticals, Inc., please visit www.progenics.com.

For more information about RELISTOR, please visit www.RELISTOR.com.